EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this post effective amendment No. 3 to Registration Statement on Form SB-2 of our report dated April 17, 2007, relating to the consolidated financial statements of Findex.com, Inc. and Subsidiaries.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

Brimmer, Burek & Keelan LLP
Tampa, Florida
April 30, 2007